Exhibit 8.1

SUBSIDIARIES OF THE COMPANY

Wholly-owned subsidiaries, each of which is duly incorporated in the PRC:

•	Shenzhen Nepstar Pharmaceutical Electronic Technologies Ltd.

•	Shenzhen Nepstar Commerce Development Ltd.

•	Shenzhen Jinfu Logistics Service Co., Ltd.

•	Shenzhen Wisconsin Trading Development Co., Ltd.

•	Shenzhen Nepstar Pharmaceutical Co., Ltd.

Consolidated entities, each of which is duly incorporated in the PRC:

•	Weifang Nepstar Pharmaceutical Co., Ltd.

•	Shenzhen Nepstar Chain Co., Ltd.

•	Hubei Nepstar Pharmaceutical Co., Ltd.

•	Beijing Shuangjing Nepstar Chain Co., Ltd.

•	Beijing Hongda Nepstar Chain Co., Ltd.

•	Beijing Tongda Nepstar Chain Co., Ltd.

•	Beijing Xingda Nepstar Chain Co., Ltd.

•	Beijing Nepstar Chain Co., Ltd.

•	Beijing Xiang Yun Kang Pharmacy Co., Ltd.

•	Beijing Xiang Yun Kang Flower Dispensary Co., Ltd.

•	Beijing Xiang Yun Kang Guangqumen Pharmacy Co., Ltd.

•	Zaozhuang Nepstar Chain Co., Ltd.

•	Wuhan Nepstar Drugstore Co., Ltd.

•	Shenzhen Nepstar Group Siping Northeast Co., Ltd.

•	Dalian Nepstar Chain Co., Ltd.

•	Shenyang Nepstar Chain Co., Ltd.

•	Hunan Nepstar Health Chain Co., Ltd.

•	Guangzhou Nepstar Chain Co., Ltd.

•	Jiangsu Nepstar Chain Co., Ltd.

•	Shandong Nepstar Chain Co., Ltd.

•	Shanghai Nepstar Chain Co., Ltd.

•	Sichuan Nepstar Chain Co., Ltd.

•	Hangzhou Nepstar Chain Co., Ltd.

•	Ningbo Nepstar Chain Co., Ltd.

•	Tianjin Nepstar Chain Co., Ltd.

•	Qingdao Nepstar Chain Co., Ltd.

•	Fuzhou Nepstar Chain Co., Ltd.

•	Shenzhen Nepstar E-Commerce Co., Ltd.

•	Shenzhen Nepstar Information and Technology Service Co., Ltd.

•	Shenzhen Nepstar Management Consulting Co., Ltd.